UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 6, 2006
Cerner Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-15386	43-1196944

(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117

(Address of Principal Executive Offices)	(Zip Code)
(816) 221-1024

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
Cerner Corporation is filing this Form 8-K/A, solely to amend its Form 8-K filed on March 10, 2006, in order to correct the 2006 Option Grants reflected in the far right column of the 2006 Stock Option Grants table.
Item 1.01 Entry into a Material Definitive Agreement
On March 6, 2006, after review and consideration of Cerner Corporation’s (the Company’s) performance in 2005, the individual performance of the Company’s named executive officers as noted below and such other matters and information as deemed appropriate, the Compensation Committee (the Committee) and the Equity and Cash Incentive Grant Subcommittee (the Subcommittee) of the Board of Directors of the Company approved the following actions:
     Fiscal 2006 Base Salaries and Target Bonus Levels. The 2006 base salary levels, beginning March 5, 2006, and the 2006 target (not the maximum) bonus levels under the Executive Performance Plans, described below, of the Company’s named executive officers were set as follows:

		2006 Base	2006 Target
Name	Title	Salary	Bonus Level
Neal L. Patterson	Chairman of the Board and Chief Executive Officer	$865,000	$865,000

Earl H. Devanny, III	President	$450,000	$375,000

Paul M. Black	Executive Vice President and Chief Operating Officer	$400,000	$400,000

Jeffrey A. Townsend	Executive Vice President	$400,000	$300,000

Douglas M. Krebs	Senior Vice President, and General Manager, Cerner Europe, Middle East and Asia Pacific Organization	$300,000	$350,000
     2006 Individual Executive Compensation (Cash Bonus) Plans.
The Company’s Performance Plan (the Plan), an incentive-based compensation plan, is designed to provide a meaningful incentive on both a quarterly and annual basis to key associates and executives of the Company and to motivate them to assist the Company in achieving ambitious, attainable, short-term goals. Under the executive feature of the Plan, for which the Company’s Section 16 Insider officers are eligible, the Subcommittee establishes targets prior to or at the beginning of the performance period and for which measurement of the achievement of such targets can be, and are, determined under pre-established objective formulas.
Individual executive compensation plans are entered into with each of the Company’s Section 16 Insiders, including its named executive officers, pursuant to the Plan (the Executive Performance Plans), which Executive Performance Plans set forth the quarterly and annual targets for each of the named executive officers. The 2006 performance awards for the Company’s named executive officers will be based primarily on achievement of earnings per share and cash collections as a measure of client satisfaction targets and, for named executive officers with sales-focused roles and/or operational responsibility, the targets will also include contract and operating margins and operational metrics such as service level request resolution and client systems uptime.
The above description is qualified in its entirety by reference to the 2006 Executive Performance Plan, which is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
     2006 Stock Option Grants. The Subcommittee approved grants of stock options to be issued on March 9, 2006, to the Company’s Section 16 Insiders. Consistent with the Company’s Long-Term Incentive Plans, the options have an exercise price of $43.51 per share (the closing price of the Company’s common stock on The NASDAQ Stock Market on March 9, 2006) and vest over a five year term with 40% vested at the end of the second year and 20% each year thereafter. Specifically, the 2006 option grants to the Company’s named executive officers were set as follows:

Name	Title	2006 Option Grants
Neal L. Patterson	Chairman of the Board and Chief Executive Officer	100,000

Earl H. Devanny, III	President	25,000

Paul M. Black	Executive Vice President and Chief Operating Officer	25,000

Jeffrey A. Townsend	Executive Vice President	25,000

Douglas M. Krebs	Senior Vice President, and General Manager, Cerner Europe, Middle East and Asia Pacific Organization	0
Item 9.01 Financial Statements and Exhibits.
c)	Exhibits
99.1	2006 Executive Performance Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERNER CORPORATION
Date: March 16, 2006	By:	/s/ Marc G. Naughton
Marc G. Naughton,
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	2006 Executive Performance Plan.